SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On March 23, 2006, the Registrant entered into an employment agreement with Kevin J.P. O’Hara pursuant to which Mr. O’Hara will become the Registrant’s Chief Administrative Officer and Chief Strategy Officer. The term of employment is scheduled to begin no later than May 1, 2006 and will terminate on the day prior to the fourth anniversary of Mr. O’Hara’s start date. The agreement may be extended for successive 12 month terms upon the mutual agreement of the Registrant and Mr. O’Hara.

The agreement provides for an annual base salary of $600,000, which is to be reviewed at least annually and may be increased but not decreased. In addition to the base salary, Mr. O’Hara is eligible to earn an annual cash bonus based on performance levels established by the compensation committee of the Registrant’s board of directors, with 75% of performance levels to be based on the primary financial measurements of the Registrant and/or its subsidiary, the Board of Trade of the City of Chicago, Inc., during the year. The performance bonus will be equal to 200% of Mr. O’Hara’s base salary for a given year if maximum performance levels are achieved, 100% of Mr. O’Hara’s base salary for that year if target performance levels are achieved, or 50% of Mr. O’Hara’s base salary for that year if threshold performance levels are achieved. For 2006, the base salary to be used in calculating Mr. O’Hara’s bonus, if any, will be determined as if he had commenced employment on January 1, 2006.

Under the terms of the agreement, the Registrant will grant to Mr. O’Hara, on his first day of employment, 15,000 shares of restricted Class A common stock and a non-qualified stock option to purchase 5,000 shares of Class A common stock at an exercise price equal to the closing price of the Registrant’s Class A common stock on the immediately preceding trading day. These shares and options will be granted pursuant to the Registrant’s 2005 Long-Term Equity Incentive Plan. While Mr. O’Hara is employed by the Registrant, Mr. O’Hara is required to hold for at least two years 50% of the net (after tax) shares acquired upon exercise of any part of the option and 50% of the net (after tax) shares acquired upon vesting of any of the restricted stock. The agreement further requires the Registrant’s compensation committee, beginning in 2007, to consider Mr. O’Hara for additional equity grants, which may or may not be granted in the complete discretion of the compensation committee.

In addition, the agreement provides that Mr. O’Hara will be entitled to participate in all of the Registrant’s employee benefit programs that are generally available to senior management, excluding plans providing for severance or termination benefits. Also, the Registrant is obligated to pay up to $75,000 of Mr. O’Hara’s legal fees incurred in the negotiation of the agreement, and to reimburse Mr. O’Hara for up to $15,000 of Mr. O’Hara’s professional service fees incurred each year.

Under the agreement, Mr. O’Hara has the right to terminate his employment with the Registrant for any reason by giving the Registrant two weeks written notice.

In the event of Mr. O’Hara’s death, his estate will be entitled to receive a pro rated performance bonus for the year (calculated as if he achieved target performance levels for the year), his base salary for 12 months after his death, group health coverage for his spouse and dependents for 12 months after his death, and any other benefits to which he is entitled under the Registrant’s other employee benefit programs. In addition, any unvested portions of the restricted stock and stock option to be granted to Mr. O’Hara will become fully vested.

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In the event that Mr. O’Hara’s employment is terminated upon a permanent disability, Mr. O’Hara will be entitled to receive a pro rated performance bonus for the year (calculated as if he achieved target performance levels for the year), his base salary for 12 months after termination, group health coverage for Mr. O’Hara, his spouse and dependents for 12 months after termination and any other benefits to which he is entitled under the Registrant’s other employee benefit programs. In addition, any unvested portions of the restricted stock and stock option to be granted to Mr. O’Hara will become fully vested.

In the event that Mr. O’Hara’s employment is terminated by the Registrant for cause, Mr. O’Hara will only be entitled to those benefits to which he is entitled under the Registrant’s employee benefit programs. In addition, any unvested portions of the restricted stock and option to be granted to Mr. O’Hara and any vested but unexercised portion of the option shall be cancelled.

In the event that Mr. O’Hara’s employment is terminated by the Registrant without cause or by Mr. O’Hara for good reason, Mr. O’Hara will be entitled to be paid a termination amount equal to 1.5 times the sum of his base salary and performance bonus for the current year (calculated as if Mr. O’Hara achieved target performance levels for the year), unless such termination occurs within 12 months of a change in control of the Registrant, in which case the termination amount would be equal to 2 times such sum. Mr. O’Hara also would be entitled to receive group health coverage for himself, his spouse and dependents for the 12 months after termination and any other benefits to which he is entitled under the Registrant’s other employee benefit programs. In addition, any unvested portion of the restricted stock and option to be granted to Mr. O’Hara that would have otherwise vested within 24 months shall become fully vested, and any remaining unvested portions of the restricted stock and option will be cancelled.

In the event that Mr. O’Hara’s employment is terminated by Mr. O’Hara for any other reason, Mr. O’Hara will only be entitled to any benefits to which he is entitled under the Registrant’s employee benefit programs. In addition, any unvested portions of the restricted stock and option to be granted to Mr. O’Hara will be cancelled.

In the event of a change in control of the company, any unvested portions of the restricted stock and option to be granted to Mr. O’Hara will become fully vested. In addition, the Registrant will reimburse Mr. O’Hara for any excise tax that Mr. O’Hara may owe as a result of a change of control unless a reduction of 10% or less in the payments to be made to Mr. O’Hara in connection with such change in control would result in the avoidance of such excise tax.

Pursuant to the agreement, Mr. O’Hara is subject to certain confidentiality obligations. In addition, Mr. O’Hara is subject to certain non-competition and non-solicitation provisions while he is employed by the Registrant and for one year thereafter except that if the agreement is not renewed by us, this period would be reduced to six months.

If the Registrant elects not to renew Mr. O’Hara’s agreement, then the Registrant will pay Mr. O’Hara an amount equal to the sum of his base salary and performance bonus for the then current year (calculated as if Mr. O’Hara achieved target performance levels for the year).

A copy of the employment agreement has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated March 23, 2006 between the Registrant and Kevin J.P. O’Hara

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: March 29, 2006	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

No.	Description
10.1	Employment Agreement, dated March 23, 2006, between the Registrant and Kevin J.P. O’Hara

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